UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2015

THE PANTRY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Gregson Drive Cary, North Carolina	27511
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (919) 774-6700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On March 10, 2015, The Pantry, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting” ) to consider certain proposals related to the Agreement and Plan of Merger, dated as of December 18, 2014 (the “Merger Agreement”), by and among the Company, CT-US Acquisition Corp. (“Merger Sub”) and Couche-Tard U.S. Inc. (“Parent”), which provides, subject to the satisfaction or waiver of the conditions set forth therein, that Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving company and a wholly owned subsidiary of Parent.
As of February 3, 2015, the record date for the Special Meeting, there were 23,504,554 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 19,831,655 shares of Common Stock, representing approximately 84% of the outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

Proposals to be voted on by the stockholders at the Special Meeting included:

(1)	The approval and adoption of the Merger Agreement and the Merger (the “Merger Agreement Proposal”);

(2)	The approval, on an advisory (non-binding) basis, of the compensation that may become payable to the Company’s named executive officers in connection with the Merger (the “Compensation Proposal”); and

(3)
The approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposal to approve the Merger Agreement (the “Adjournment Proposal”).

Each of the Merger Agreement Proposal and the Compensation Proposal was approved by the requisite vote of the Company’s stockholders. Because more than a majority of the outstanding shares voted to approve the Merger Agreement Proposal, the Adjournment Proposal was not submitted for a vote at the Special Meeting.

The final voting results for each proposal are described below. For more information on each of these proposals, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 4, 2015.

1.	Proposal to approve and adopt the Merger Agreement and the Merger:

For	Against	Abstain	Broker Non-Votes
19,725,407	71,442	34,806	0

2.	Proposal to approve, on an advisory (non-binding) basis, the compensation that may become payable to the Company’s named executive officers in connection with the Merger:

For	Against	Abstain	Broker Non-Votes
17,255,483	2,186,004	390,168	0

Item 8.01 Other Events.
On March 10, 2015, the Company issued a press release regarding stockholder approval of the Merger and certain related matters. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.     Description

99.1         Press Release dated March 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

	By:	/s/ B. Clyde Preslar
B. Clyde Preslar Senior Vice President, Chief Financial Officer

Date: March 10, 2015

EXHIBIT INDEX

 Exhibit No.     Description

99.1         Press Release dated March 10, 2015